UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Concord Plaza Drive
San Antonio, Texas	78216-6999
(Address of principal executive offices)	(Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
9.01 Financial Statements and Exhibits.
SIGNATURES
Asset Purchase Agreement
Asset Purchase and Sale Agreement
Purchase and Sale Agreement and Joint Escrow Instructions

Item 1.01 Entry into a Material Definitive Agreement.
On January 29, 2007, Tesoro Corporation (“Tesoro”) entered into two purchase agreements (the “Shell Agreements”) with Shell Oil Products US (“Shell”) to purchase a 100,000 barrels per day (“bpd”) refinery and a 42,000 bpd products terminal located south of Los Angeles, California along with approximately 250 Shell-branded retail sites located throughout Southern California (the “Los Angeles Assets”). Tesoro also signed a long-term agreement allowing us to continue to operate the retail sites under the Shell brand. The purchase price of the Los Angeles Assets is $1.63 billion, plus the value of petroleum inventories at the time of closing, which at current prices, would be $180 million to $200 million. Upon closing of the acquisitions Shell has agreed, subject to certain limitations, to retain certain obligations, responsibilities, liabilities, costs and expenses arising out of the pre-closing operations of the assets. Tesoro has agreed to assume certain obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with decrees, orders and settlements Shell entered into with governmental and non-governmental entities prior to closing. This transaction, which will require regulatory approval from the Federal Trade Commission and the office of the Attorney General of the State of California, is expected to be completed in the second quarter of 2007. The Shell Agreements are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.
On January 26, 2007, Tesoro entered into a purchase and sale agreement (the “USA Petroleum Agreement”) with USA Petroleum to purchase 140 USA Petroleum retail sites and a terminal located in New Mexico. The retail sites are located primarily in California, with 6 sites in Washington and 2 sites in New Mexico. The purchase price of the assets and the USA brand is $277 million, plus the value of inventory at the time of closing which based on current prices is estimated to be $10 million to $15 million. Tesoro will assume the obligations under the seller’s leases, contracts, permits or other agreements arising after the closing date. USA Petroleum, subject to certain limitations, will retain pre-closing liabilities including environmental. This transaction, which will require regulatory approval from the Federal Trade Commission and the office of the Attorney General of the State of California, is expected to be completed in the second quarter of 2007. The USA Petroleum Agreement is filed as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.
The acquisitions of the Los Angeles Assets and the USA Petroleum retail sites will be paid for with a combination of debt and cash on-hand, which at December 31, 2006 was $986 million. The exact amount of each is yet to be determined.
9.01 Financial Statements and Exhibits.
     (c) Exhibits.
2.1	Asset Purchase Agreement by and between the Company and Shell Oil Products US dated as of January 29, 2007.

2.2	Asset Purchase and Sale Agreement by and between the Company and Shell Oil Products US dated as of January 29, 2007.

2.3	Purchase and Sale Agreement and Joint Escrow Instructions by and among the Company and USA Petroleum Corporation, USA Gasoline Corporation, Palisades Gas and Wash, Inc. and USA San Diego LLC dated as of January 26, 2007.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007

TESORO CORPORATION

	By:	/s/ GREGORY A. WRIGHT

Gregory A. Wright
Executive Vice President and Chief Financial Officer

3

Index to Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement by and between the Company and Shell Oil Products US dated as of January 29, 2007.
2.2	Asset Purchase and Sale Agreement by and between the Company and Shell Oil Products US dated as of January 29, 2007.
2.3	Purchase and Sale Agreement and Joint Escrow Instructions by and among the Company and USA Petroleum Corporation, USA Gasoline Corporation, Palisades Gas and Wash, Inc. and USA San Diego LLC dated as of January 26, 2007.

4